Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of this ___ day of ________, _____, by and between BJ's Restaurants, Inc., a California corporation (the "Company"), and ________________ ("Indemnitee").

WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reduction in the scope of coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting such officers and directors to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, Indemnitee does not regard the current protection available to the Company through either the California General Corporation Law (the "Law"), the Company's Bylaws or such insurance as adequate under the present circumstances, and Indemnitee and other officers and directors of the Company may not be willing to continue to serve as officers and directors without additional protection; and

WHEREAS, the Company, in order to induce Indemnitee to serve, or to continue to serve, the Company, has agreed to provide Indemnitee with the benefits contemplated by this Agreement, which benefits are intended to provide Indemnitee with the maximum protection permitted by law.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.Indemnification.

(a)Third Party Proceedings.  The Company shall severally indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, by reason of any action, alleged action, inaction or alleged inaction on the part of Indemnitee while an officer or director, by reason or arising out of the fact that Indemnitee, at the request of the Company, enters into or has entered into a written agreement which relates to the sale and issuance of securities of the Company by the Company and not by the Indemnitee among the Company, the Indemnitee, and purchasers of securities of the Company under which the Indemnitee makes representations and warranties regarding the Company and/or such sale and issuance of securities to such purchasers and/or the Indemnitee agrees to indemnify and hold harmless such purchasers against losses arising out of the purchase or sale of such securities, or by reason or arising out of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint

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Exhibit 10.1

venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, liabilities, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), amounts paid in respect of any deductible under any policy of directors' and officers' liability insurance, and fines and penalties (other than fines and penalties for which indemnification is not permitted by applicable law) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful.  The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

(b)Proceedings by or in the Right of the Company.  The Company shall severally indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of Indemnitee while an officer or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee's duties to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

(c)Existing Actions.  The Company severally agrees to indemnify Indemnitee against all expenses (including reasonable attorneys' fees), judgments, liabilities, amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld), amounts paid in respect of any deductible under any policy of directors' and officers' insurance, and fines and penalties (other than fines and penalties for which indemnification is not permitted by applicable law) actually and reasonably incurred by Indemnitee in connection with any action or proceeding, whether civil, criminal, administrative or investigative, pending or threatened on the date hereof.

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Exhibit 10.1

2.Expenses; Indemnification Procedure.

(a)Advance of Expenses.  The Company shall advance all reasonable expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a), (b) or (c) hereof (but not amounts actually paid in settlement of any such action or proceeding), including but not limited to attorneys' fees, costs of bonds and other costs of proceedings or appeals.  Indemnitee hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction without further appeal right that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.  The advances to be made hereunder shall be paid by the Company to Indemnitee within fifteen (15) days following delivery of a written request therefor, accompanied by statements and invoices evidencing the amounts of such advances, by Indemnitee to the Company.

(b)Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made or threatened to be made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the President of the Company at the address set forth in Section 13 of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).  Any omission to notify or delay in notifying the Company will not relieve it from any liability which it may have to Indemnitee, except to the extent that Company is actually prejudiced by any such omission or delay.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

(c)Procedure.  Any indemnification provided for in Section 1(a), (b) or (c) hereof shall be made, pursuant to the terms hereof, no later than forty-five (45) days after receipt of the written request of Indemnitee.  If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and Indemnitee shall also be entitled to be paid for the expenses (including reasonable attorneys' fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors,

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Exhibit 10.1

independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)Notice of Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurer in accordance with the procedures set forth in the policy.  The Company shall thereafter take all necessary or desirable action to cause such insurer to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(e)Selection of Counsel.  In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ its counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

(f)Settlement.  The Company shall not settle any suit, action or proceeding without the prior written consent of Indemnitee, which consent will not be unreasonably withheld.

3.Additional Indemnification Rights; Nonexclusivity.

(a)Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement or the Company's Articles of Incorporation or Bylaws.  In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes shall be ipso facto, within the purview of Indemnitee's rights and the Company's obligations under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

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Exhibit 10.1

(b)Nonexclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, Bylaws, any agreement, any vote of shareholders or disinterested directors, the Law, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though such Indemnitee may have ceased to serve in such capacity at the time of any action or other covered proceeding.

4.Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by such Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5.Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying their respective directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

6.Severability.  Nothing in this Agreement is intended  to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 6.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless severally indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

7.Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)Excluded Acts.  To indemnify Indemnitee for any acts or omissions or transactions from which a director or officer may not be relieved of liability under the Law or pursuant to Section 5 hereof; or

(b)Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as

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Exhibit 10.1

required under the Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such suit; or

(c)Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company.

8.Effectiveness of Agreement.  To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the Company's Articles of Incorporation and Bylaws, such provisions shall not be effective unless and until the Company's Articles or Certificate of Incorporation and Bylaws authorize such rights of indemnification.   The Company hereby represents and warrants that it has executed and filed all documents, obtained all required consents and taken all other actions necessary to authorize the rights provided by this Agreement.  In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

9.Construction of Certain Phrases.

(a)For purposes of this Agreement, references to a "Company" shall include, in addition to BJ's Restaurants, Inc., any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of

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Exhibit 10.1

the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

10.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11.Successors and Assigns.  This Agreement shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

12.Attorneys' Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of  the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including such costs and expenses with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

13.Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the receiving party, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked.  Addresses for notices to either party are as follows, or as subsequently modified by written notice:

To the Company:

BJ's Restaurants, Inc.

7755 Center Avenue, Ste. 300

Huntington Beach, California 92647

To Indemnitee:

_____________________________

_____________________________

_____________________________

14.Enforceability; Consent to Jurisdiction.  Indemnitee's rights under this Agreement shall be enforceable by Indemnitee only in the state courts of the State of California.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceedings which rises out

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Exhibit 10.1

of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

15.Choice of Law.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

16.Amendment.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BJ'S RESTAURANTS, INC.

By:_________________________________

By:_________________________________

INDEMNITEE

______________________________

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